Exhibit 10.1

Loan Amendment Agreement

Party A: Mr. Zhu Xiaojun

Party B: CHINA HGS REAL ESTATE, INC. (“The Company”)

On June 28, 2011, the Company entered into a one-year loan agreement (“USD Loan Agreement”) with Mr. Xiaojun Zhu, pursuant to which the Company borrowed $1,810,000 from Mr. Xiaojun Zhu to make a capital injection into Shaanxi Guangsha Investment and Development Group Co., Ltd (“Shaanxi HGS”), the Company’s subsidiary. The interest rate for the loan is 4% per annum.

On July 19, 2012, Mr. Zhu Xiaojun and the Company agreed to extend the term of loan for an additional one year period, or until June 28, 2013. The interest rate for the loan is is 4% per annum.

This loan agreement has two copies, each party has one copy.

Signed by Party A

Signed by Part B

Signed on July 19, 2012

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